Prudential Investment Portfolios, Inc. 17
Semi-Annual period ended 4/30/2017
File Number 811-07215


SUB-ITEM 77Q1(a)
Material Amendment to the Registrant's Charter or By-laws


PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

ARTICLES SUPPLEMENTARY

      Prudential Investment Portfolios, Inc. 17, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The number of shares of common stock, par value $0.001 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 2,000,000,000 shares to an aggregate of 6,000,000,000 shares, having an aggregate par value of $6,000,000.

 SECOND: The additional shares of Common Stock authorized above are hereby classified and designated as shares of two existing classes and one new class of Common Stock of Prudential Total
Return Bond Fund as follows:

                      Name of Class     Number of Shares

                  Class Q Common Stock        178,000,000

                  Class Z Common Stock        742,000,000

                  Class T Common Stock      1,080,000,000

      THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors has classified and designated:

      (a) 2,000,000 authorized but unissued shares of Prudential Total Return Bond Fund Class B Common Stock, 20,000,000 authorized but unissued shares of Prudential Total Return Bond Fund Class C Common Stock, 20,000,000 authorized but unissued shares of Prudential Short Duration Multi-Sector Bond Fund Class A Common Stock and 5,000,000 authorized but unissued shares of Prudential Short Duration Multi-Sector Bond Fund Class C Common Stock (the "Multi-Sector Class C Common Stock") as 47,000,000 additional shares of Prudential Total Return Bond Fund Class Q Common Stock; and

      (b) 10,000,000 authorized but unissued shares of the Multi-Sector Class C Common Stock and 20,000,000 authorized but unissued shares of Prudential Short Duration Multi-Sector Bond Fund Class Q Common Stock as 30,000,000 shares of Prudential Short Duration Multi-Sector Bond Fund Class T Common Stock.

      FOURTH: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the existing class or new class of the applicable series as set forth in the Charter.

      FIFTH: Prior to the authorization, classification and designation authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 4,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $4,000,000, classified and designated as follows:

                       Prudential Total Return Bond Fund
                Class A Common Stock                   750,000,000
                  Class B Common Stock                  7,000,000
                  Class C Common Stock                 100,000,000
                  Class Q Common Stock                1,025,000,000
                  Class R Common Stock                    200,000,000
                  Class Z Common Stock                 1,758,000,000

       Prudential Short Duration Multi-Sector Bond Fund
                  Class A Common Stock            25,000,000
                  Class C Common Stock             25,000,000
                  Class Q Common Stock            60,000,000
                  Class Z Common Stock           50,000,000

      SIXTH: As authorized, classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 6,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $6,000,000, classified and designated as follows:

              Prudential Total Return Bond Fund
                 Class A Common Stock             750,000,000
                  Class B Common Stock            5,000,000
                  Class C Common Stock           80,000,000
                  Class Q Common Stock          1,250,000,000
                  Class R Common Stock           200,000,000
                  Class Z Common Stock         2,500,000,000
                  Class T Common Stock         1,080,000,000

           Prudential Short Duration Multi-Sector Bond Fund
               Class A Common Stock             5,000,000
               Class C Common Stock            10,000,000
               Class Q Common Stock         40,000,000
              Class Z Common Stock         50,000,000
              Class T Common Stock         30,000,000

      SEVENTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the MGCL and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.
      EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.
      NINTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

 [SIGNATURES ON FOLLOWING PAGE]



            IN WITNESS WHEREOF, Prudential Investment Portfolios,
Inc. 17 has caused these Articles Supplementary to be signed in its name and on its behalf by its [Vice President] and witnessed by its Assistant Secretary on this 9th day of March, 2017.

ATTEST: PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17
/s/Jonathan D. Shain         By:__/s/Scott E. Benjamin
Name:  Jonathan D. Shain     Name:  Scott E. Benjamin
Title: Assistant Secretary    Title: Vice President